UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2006

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)           Long-Term Incentive Award for Michael D. O’Halleran.

On May 18, 2006, the Organization & Compensation Committee (the “Committee”) of the Board of Directors of Aon Corporation (the “Company”) approved a performance-based long-term incentive award to Michael D. O’Halleran, Senior Executive Vice President of the Company. Mr. O’Halleran was awarded 83,964 performance share units that will be earned and settled in shares of the Company’s common stock based upon the achievement of specified pre-tax net income targets for the Global Reinsurance Segment for the performance period beginning on April l, 2006 and ending on December 31, 2008 (the “Performance Period”). The total performance score can range from a minimum of 0% to a maximum of 150% of target. The Committee has the discretion to adjust the performance results of the Global Reinsurance Segment, if necessary, to take into account extraordinary or unusual items occurring during the Performance Period. The performance share units were valued at $3 million as of the date of grant based upon the fair market value of shares of the Company’s common stock as of such date. Upon completion of the Performance Period, an award will be determined and settled in shares of the Company’s common stock.

As consideration for the award, Mr. O’Halleran entered into Amendment No. 2 to the Employment Agreement between the Company and Mr. O’Halleran, effective May 18, 2006 (the “Amendment”). The Amendment provides that, beginning with calendar year 2007, Mr. O’Halleran shall not be entitled to receive any additional grants of contractual awards described in his amended employment agreement.  In addition, among other things, the Amendment: (i) extends the expiration date of Mr. O’Halleran’s employment from December 31, 2007 to January 1, 2013; (ii) provides for a base salary of $1,000,000 per year subject to adjustment but not below $1,000,000; and (iii) provides for an annual discretionary bonus with a maximum amount not less than 200% of base salary.

(b)           Annual Incentive Award for Andrew M. Appel.

On May 18, 2006, the Committee approved a performance-based annual incentive award to Andrew M. Appel, Chief Executive Officer of Aon Consulting Worldwide. Mr. Appel was awarded 27,988 performance share units that will be earned and settled in shares of the Company’s common stock based upon the achievement of specified pre-tax net income targets for the Global Consulting Segment (excluding Other Consulting) for the performance period beginning on January l, 2006 and ending on December 31, 2006 (the “Consulting Performance Period”). The total performance score can range from a minimum of 0% to a maximum of 150% of target. The Committee has the discretion to adjust the performance results of the Global Consulting Segment, if necessary, to take into account extraordinary or unusual items occurring during the Consulting Performance Period. The performance share units were valued at $1 million as of the date of grant based upon the fair market value of shares of the Company’s common stock as of such date. Upon completion of the Consulting Performance Period, an award will be determined and settled in shares of the Company’s common stock.

(c)           Amendment to Senior Officer Incentive Compensation Plan.

On May 19, 2006, at the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Senior Officer Incentive Compensation Plan (the “Senior Officer Plan”) increasing the maximum amount payable in any calendar year to any executive officer under the Senior Officer Plan to $5 million from the current cap of the lesser of $3 million or 180% of the executive’s base salary. The foregoing description of the amendment is qualified in its entirety by reference to the amended Senior Officer Plan that is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

(d)           Amendment to Stock Incentive Plan.

On May 19, 2006, at the Company’s Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Stock Incentive Plan (the “Stock Incentive Plan”) increasing the maximum number of shares of the Company’s common stock with respect to which awards, including performance awards, may be granted to an individual in any calendar year from 675,000 shares to 1,500,000 shares. The foregoing description of the amendment is qualified in its entirety by reference to the amended Stock Incentive Plan that is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)  Not applicable.

(d)           Exhibits:

Exhibit Number	Description of Exhibit
10.1	Senior Officer Incentive Compensation Plan, as amended.

10.2	Aon Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Richard E. Barry
Richard E. Barry
Vice President

Date: May 24, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Senior Officer Incentive Compensation Plan, as amended.

10.2	Aon Stock Incentive Plan, as amended.